UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2005

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 16, 2005, Accuride Corporation (“Accuride” or the “Company”) entered into indemnification agreements with each of its directors and executive officers.  A copy of the form of indemnification agreement was previously filed as an exhibit to the Company’s registration statement filed in connection with the Company’s initial public offering of common stock and is filed herewith as Exhibit 10.1.

Item 5.02               DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On December 16, 2005, Jay R. Bloom, Todd A. Fisher, James C. Momtazee and Andrew M. Weller resigned from Accuride’s Board of Directors (the “Board”), effective immediately.  These departures are linked to the recent reductions in the stock ownership interests of entities affiliated with Kohlberg Kravis Roberts & Co. L.P. and Trimaran Investments II, L.L.C., the Company’s financial sponsors.  Accuride’s Board of Directors is currently comprised of Messrs. Mark Dalton, James H. Greene, Jr., Frederick M. Goltz, Terrence J. Keating, Charles E. Mitchell Rentschler, Donald C. Roof and one vacant seat, which the Board expects to fill with an “independent” director, as defined under Securities and Exchange Commission and New York Stock Exchange rules.

Also, Andrew M. Weller tendered his resignation as the Company’s Executive Vice President/Components Operations & Integration, effective December 20, 2005.

Item 5.03               AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On December 16, 2005, the board of directors of Accuride adopted amended and restated bylaws of the company (the “Amended and Restated Bylaws”), a copy of which is attached hereto as Exhibit 3.1.  The Amended and Restated Bylaws reduce the number of authorized directors from ten (10) to seven (7) directors and authorize any future changes to the size of the Company’s Board to be accomplished by a resolution of the Company’s Board rather than by an amendment to the Company’s Bylaws.  The Amended and Restated Bylaws are effective as of the date of adoption.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	3.1	Amended and Restated Bylaws of Accuride Corporation, dated December 16, 2005.

	10.1	Form of Indemnification Agreement (previously filed as Exhibit 10.36 to Form S-1 filed on April 21, 2005 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	December 22, 2005	/s/ John R. Murphy
John R. Murphy
Executive Vice President—Finance and Chief Financial Officer